Joint Filer Information

Name:	HAMCO Capital Corporation

Address:	539 Bryant Street
Suite 100
San Francisco, CA 94107

Designated Filer:	William R. Hambrecht

Issuer and
Ticker Symbol:	Salon Media Group, Inc. (SALN.OB)

Date of Event
Requiring Statement:	December 30, 2003

Relationship to Issuer:	10% Owner

Signature:	/s/ William R. Hambrecht

William R. Hambrecht

Joint Filer Information

Name:	Hambrecht 1980 Revocable Trust

Address:	539 Bryant Street
Suite 100
San Francisco, CA 94107

Designated Filer:	William R. Hambrecht

Issuer and
Ticker Symbol:	Salon Media Group, Inc. (SALN.OB)

Date of Event
Requiring Statement:	December 30, 2003

Relationship to Issuer:	10% Owner

Signature:	Hambrecht 1980 Revocable Trust

/s/ William R. Hambrecht
	By:	William R. Hambrecht
	Its:	Trustee